Exhibit 99.1

Riot Blockchain Announces Financial Results and Operating Highlights for the Year Ended December 31, 2021

Riot Earns Record 3,812 BTC and $213.2 Million in Total Revenue in 2021

CASTLE ROCK, CO. / Globe Newswire / March 16, 2022 / Riot Blockchain, Inc. (NASDAQ: RIOT) (“Riot,” “Riot Blockchain” or “the Company”), an industry leader in Bitcoin (“BTC”) mining and hosting, announced today financial highlights and financial results, for the full year ended December 31, 2021. The audited financial statements are available on Riot’s website and here.

•	Increased 2021 total revenue by 1,665% to $213.2 million, compared to $12.1 million in 2020.
•	Reported a net loss of $7.9 million in 2021, as compared to a net loss of $12.7 million in 2020. Net loss for the fiscal year 2021 was significantly impacted by non-cash stock-based compensation expense of $68.5 million and a non-cash, unrealized loss of $36.5 million on impairment of cryptocurrencies.
•	Produced a Company record Adjusted Non-GAAP EBITDA of $82.4 million in 2021, compared to $(6.3) million in Non-GAAP Adjusted EBITDA in 2020. See attachment for supplemental information of Non-U.S. GAAP Measures of Financial Performance.
•	Increased hashing capacity by 444% to 3.1 EH/s as of December 31, 2021, compared to 0.57 EH/s as of December 31, 2020.
•	Increased Bitcoin held on balance sheet by 353% to 4,884 BTC as of December 31, 2021, compared to 1,078 BTC as of December 31, 2020.

“We are pleased to report that 2021 was a record financial year for the Company,” said Jason Les, CEO of Riot.  “2021 was also a transformative year, with the Company emerging as a vertically-integrated industry leader in Bitcoin mining.  Riot is extremely well-positioned for the future with demonstrated access to low-cost infrastructure, a world-class digital infrastructure development team, highly-specialized in-house engineering capabilities, industry-leading utilization of cutting-edge immersion-cooling technology, increasing hash rate and a strong balance sheet.  As part of our strategy in 2022, the Company will continue to leverage its industry-leading position and focus on driving operational, technological and financial improvements that are expected to deliver results for our shareholders.”

Fiscal Year 2021 Operational Highlights

•	Invested in 82,500 Bitmain S19, S19 Pro, S19j Pro, and S19XP Antminers which, when fully installed by January 2023, are expected to achieve an estimated aggregate Bitcoin mining hash rate capacity of 12.8 EH/s.
•	Increased deployed hash rate capacity to 3.1 EH/s, a 444% increase from 0.6 EH/s as of December 31, 2020.
•	Acquired Whinstone in May 2021, North America’s largest Bitcoin mining facility, and commenced an immediate expansion to 700 MW.
•	Announced the Bitcoin mining industry’s first industrial-scale immersion-cooled Bitcoin mining operation in October 2021.
•	Acquired ESS Metron, a premier provider of highly-engineered electrical equipment solutions, in December 2021, significantly enhancing the Company’s position as a vertically-integrated industry leader in Bitcoin mining.

Fiscal Year 2021 Financial Results

Total mining revenue in 2021 was $184.4 million, as compared to $12.0 million in 2020, an increase of 1,439% year-over-year.

Mining revenue in excess of mining cost of revenues (excluding depreciation and amortization), was $138.9 million (75% of total mining revenue), as compared to $5.7 million (48% of total mining revenue) in 2020. The increases in revenue and gross profit were due to the increase in the Company’s hash rate in addition to an increase in the price of Bitcoin during 2021, offset by the increase in the global network hash rate in 2021.

Selling, general, and administrative (SG&A) expenses in 2021 increased to $87.4 million from $10.3 million in 2020, an increase of 753% year-over-year. The increase in SG&A was primarily due to an increase in non-cash stock-based compensation, stemming from the introduction of the Company’s performance stock incentive plan. SG&A expenses, not including stock-based compensation, increased to $18.9 million in 2021 from $6.8 million in 2020, an increase of 178% year-over-year. Taking into account the 1,439% year-over-year increase in the Company’s mining revenue, the Company’s operating leverage significantly increased in 2021.

Net loss for 2021 was $(7.9) million, or $(0.08) per share, compared to a net loss of $(12.7) million, or $(0.30) per share in 2020. The net loss in 2021 included non-cash stock-based compensation of $68.5 million, depreciation and amortization of $26.3 million, and non-recurring acquisition-related costs of $21.2 million.

At December 31, 2021, the Company had $471.9 million in cash and cryptocurrencies, as compared to $235.0 million at December 31, 2020.

2022 Strategic Priorities

•	Successfully complete the ongoing expansion of Whinstone.
•	Successfully execute on deployment of disclosed miner purchase orders of 82,500 Bitmain S19 generation Antminers.
•	Monitor additional opportunities for miner procurement and hash rate growth.
•	Evaluate additional technological initiatives to increase mining efficiencies.

About Riot Blockchain, Inc.

Riot Blockchain (NASDAQ: RIOT) focuses on mining Bitcoin, and through Whinstone, its subsidiary, hosting Bitcoin mining equipment for institutional clients. The Company is expanding and upgrading its mining operations through industrial-scale infrastructure development and latest-generation miner procurement. Through Riot’s subsidiary ESS Metron, the Company engineers and manufacturers electrical equipment solutions for Bitcoin mining and other industries. The Company’s headquarters is in Castle Rock, Colorado, and the Whinstone Facility operates in Rockdale, Texas. Riot also has mining equipment operating in upstate New York under a co-location hosting agreement with Coinmint, LLC. For more information, visit www.RiotBlockchain.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements may include, but are not limited to, statements about the benefits of acquisitions, including financial and operating results, and the Company’s plans, objectives, expectations, and intentions. Among the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); our expected schedule of new miner deliveries; our ability to successfully deploy new miners; MW capacity under development; we may not be able to realize the anticipated benefits from immersion-cooling; the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; and the impact of COVID-19 on us, our customers, or on our suppliers in connection with our estimated timelines.

Detailed information regarding other factors that may cause actual results to differ materially from those expressed or implied by statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our other filings with the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to rely on forward-looking statements.

For further information, please contact:

Investor Contact:

Phil McPherson

IR@RiotBlockchain.com

303-794-2000 ext. 110

Media Contact:

Trystine Payfer

303-794-2000 ext. 118

PR@RiotBlockchain.com

SOURCE: Riot Blockchain, Inc.

Non-U.S. GAAP Measures of Financial Performance

In addition to consolidated U.S. GAAP financial measures, Riot reviews the non-GAAP financial measure, “Adjusted EBITDA.” Adjusted EBITDA is a financial measure defined as our EBITDA, adjusted to eliminate the effects of certain non-cash and / or non-recurring items, that do not reflect our ongoing strategic business operations. EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is EBITDA further adjusted, for certain income and expenses, management believes results in a performance measurement that represents a key indicator of the Company’s core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. During Q1 – 2022 we determined to exclude impairments and gains or losses on sales or exchanges of cryptocurrencies from our calculation of Adjusted Non-GAAP EBITDA for all periods presented. The effect of this change removed, from the Adjusted Non-GAAP EBITDA results, impairments of cryptocurrencies of $36,462 and $989 in 2021 and 2020 respectively and realized gains on the sale / exchange of cryptocurrencies of $(253) and $(5,184) in 2021 and 2020 respectively.

We believe Adjusted EBITDA can be an important financial measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making such adjustments.

Adjusted EBITDA is provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measure under U.S. GAAP. Further, Adjusted EBITDA should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with U.S. GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Riot’s results as reported under U.S. GAAP.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP financial metric for historical periods are presented in the table below.

Riot Blockchain, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Information

(Unaudited; in thousands)

	For the Years Ended December 31,
	2021	2020
Net income (loss)	$(7,926)	$(12,667)
Interest (income) expense	296	(85)
Income tax expense (benefit)	254	—
Depreciation and amortization	26,324	4,494
EBITDA	$18,948	$(8,258)
Non-cash/non-recurring operating expenses:
Stock-based compensation expense	68,491	3,407
Acquisition-related costs	21,198	—
Change in fair value of derivative asset (gain) loss	(12,112)	—
Change in fair value of contingent consideration (gain) loss	975	—
Realized (gain) on sale/exchange of long-term investment	(26,260)	—
Unrealized loss (gain) on marketable equity securities	13,655	—
Reversal of registration rights penalty	—	(1,358)
(Gain) on sale of equipment	—	(29)
Other (income) expense	(2,378)	6
Other revenue, (income) expense items:
License fees	(97)	(97)
Adjusted EBITDA	$82,420	$(6,329)